EXHIBIT 21

List of Subsidiaries

Copperhead Digital Holdings, Inc. – an Arizona limited liability company

Trucom, LLC – an Arizona limited liability company

CityNet Arizona, LLC – a Delaware limited liability company

San Diego Media, Inc. – a California corporation

Blue Collar Production, Inc. – a California corporation

TPT SpeedConnect, LLC – a Colorado limited liability company

TPT MedTech, LLC – a Colorado limited liability company

TPT Strategic, Inc. – a Colorado corporation

TPT Federal, LLC – a Colorado limited liability company

The Fitness Container, LLC – a California limited liability company

Quiklab 1 LLC – a Colorado limited liability company

QuikLAB 2, LLC – a Colorado limited liability company

QuikLAB 3, LLC – a Colorado limited liability company

TPT Global Tech Asia Limited - a Hong Kong corporation

 ..

TPT Global Defense Systems, Inc. - a Colorado corporation

TPT Media and Entertainment, LLC - a Colorado limited liability company

VuMe Live, LLC - a Colorado limited liability company

TPT Global Caribbean, Inc. - a Grenada corporation

Digithrive, LLC - a Colorado limited liability company

TPT Innovations Technology, Inc. - a Colorado corporation

TPT MedTech UK LTD - an England private limited company

Asberry 22 Holdings, Inc. - a Delaware corporation